Exhibit 99.1

Meta Materials Completes $6 Million Common Stock Purchase Agreement with Gregory McCabe

HALIFAX, NS / ACCESSWIRE / September 12, 2023 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), a global leader in advanced materials and nanotechnology, today announced that it has entered into a common stock purchase agreement (the “Purchase Agreement”) with Gregory McCabe, an individual (the “Purchaser”), providing for the purchase of up to an aggregate of $6 million of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company also entered into a registration rights agreement with the Purchaser, providing for the registration of the shares of Common Stock issuable with respect to the purchase agreement.

As disclosed on August 9, 2023, in the Company’s Quarterly Report on Form 10-Q, in connection with the Loan Sale Agreement by and between the Company and Gregory McCabe, the Company anticipated entering into a purchase agreement, and the Purchaser agreed to purchase an aggregate of $6 million of shares of the Company’s Common Stock. The Purchase Agreement has a term of 15 months (the “Investment Period”). During the Investment Period, the Company can sell up to an aggregate of $6 million of its Common Stock to the Purchaser with up to 15 drawdowns. For the first six months, each drawdown will be $250,000, and for the remaining nine months, each drawdown will be $500,000. Additionally, the Purchaser has the option to pay more than the specified drawdown amounts at any point, up to the full $6 million, thereby accelerating the full payments. The price per share paid by the Purchaser will be equal to 120% of the 5-day VWAP (the daily volume weighted average price of META’s common stock on the Nasdaq market) on the trading day. On September 8, 2023, META received the first drawdown payment of $250,000, for 901,006 shares of the Company’s Common Stock, at $0.2775 per share.

“We are pleased to enter into this agreement with Greg McCabe, one of META’s largest private shareholders,” said George Palikaras, President & CEO of META. “This infusion of capital will serve as a catalyst in advancing the commercialization of our strategic focus products, which include authentication solutions, transparent conductive films, battery materials, and wide area motion imagery.”

More details about the Purchase Agreement may be found in the Company’s Current Report on Form 8-K, which the Company filed with the SEC on September 12, 2023.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
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Meta Materials Inc.

media@metamaterial.com

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, expansion plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on August 9, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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